Contact:	Mary A. Chaput

Executive Vice President and

Chief Financial Officer

(615) 614-4929

HEALTHWAYS REPORTS FIRST QUARTER ADJUSTED NET INCOME PER DILUTED SHARE OF $0.30; GAAP NET LOSS OF $0.43 PER DILUTED SHARE

FIRST QUARTER REVENUES TOTAL $182.7 MILLION

ESTABLISHES SECOND-QUARTER EARNINGS GUIDANCE

NASHVILLE, Tenn. (April 20, 2009) – Healthways, Inc. (NASDAQ: HWAY) today announced financial results for the first quarter ended March 31, 2009. Total revenues for the quarter were $182.7 million, an increase of 1% compared with revenues of $180.9 million for the three months ended March 31, 2008. Healthways' net loss for the first quarter of 2009 was $14.8 million, or $0.43 per diluted share, including costs of $40.0 million, or $0.73 per diluted share, related to the previously announced settlement of a lawsuit. As anticipated in the Company’s guidance, the first-quarter results included a gain of $0.05 per diluted share resulting from the sale of D2Hawkeye, Inc., a company in which Healthways held a minority stake. Net income excluding the lawsuit settlement costs (“adjusted net income”) was $10.2 million for the first quarter of 2009, which was equal to net income for the comparable period in 2008. Adjusted net income per diluted share for the first quarter of 2009 increased 11% to $0.30 from net income per diluted share of $0.27 for the comparable 2008 period.

COMPARISON OF COMPONENTS OF NET INCOME PER DILUTED SHARE

See pages 8 and 9 for a reconciliation of GAAP and non-GAAP results

	Three Months Ended March 31,
	2009	2009	2009
	Actual	Guidance	Actual
Domestic, excluding lawsuit settlement costs	$0.33	$0.27 – 0.30	$0.29
International	(0.03)	(0.03) – (0.02)	(0.02)
Adjusted net income per diluted share	0.30	0.24 – 0.28	0.27
Lawsuit settlement costs	(0.73)	(0.73)	--
Net income per diluted share	$(0.43)	$(0.49) – (0.45)	$0.27

“Healthways’ revenues and earnings for the first quarter of 2009 represent a good start toward achieving our financial objectives for the year,” remarked Ben R. Leedle, Jr., chief executive officer of Healthways. “This performance resulted from stronger than expected revenues in our domestic business, which we attribute to two principal factors. The first is higher-than-expected membership visits within our Silver Sneakers® fitness program across the established fitness center network, including the Curves participating locations that went live in January. Secondly, we experienced lower-than-expected attrition in billed lives during the first quarter. In fact, billed lives at the end of the first quarter increased to 35.8 million from 26.9 million at March 31, 2008 and 32.9 million at December 31, 2008.

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HWAY Reports First-Quarter Results

April 20, 2009

This growth contributed to an increase in our penetration of available lives to 18.4% at the end of the quarter, compared with 14.3% and 16.9% at March 31, and December 31, 2008, respectively.

“We are also pleased to report substantial cash flow from operations of $38.5 million for the quarter. Our capital expenditures for the quarter, primarily related to the expected mid-year launch of our integrated data and technology solutions platform, EmbraceSM, totaled $11.5 million out of an estimated $35 million for the full year. In anticipation of making payments in the second quarter related to the lawsuit settlement, we completed the first quarter with $40.7 million in cash and $280.6 million available under our credit facility.

The Company took a major step in building the value of the Gallup-Healthways Well-Being IndexTM during the first quarter with the announcement of a new alliance with America’s Health Insurance Plans (AHIP), the national association representing nearly 1,300 member companies providing health insurance coverage to more than 200 million Americans.

In the release accompanying the announcement, Karen Ignagni, President and CEO of AHIP, said, “These data are a national wake-up call to re-orient our system toward preventive care, wellness and chronic care management. As members of Congress focus on health care reform, these data will serve as an important resource to gauge the true health and well-being of their constituents.”

Mr. Leedle continued, “We are seeing increased interest in the Gallup-Healthways Well-Being Index among existing and potential customers, who are becoming more focused on making investments in employee health that reduce direct cost and drive improved productivity. We are helping them recognize and understand that the Gallup-Healthways Well-Being Index is a powerful tool that can evaluate their population with great specificity, provide baselines and benchmarks of employee well-being, internally and externally, and measure the impact of our programs in improving well-being over time.”

Financial Guidance

Healthways’ guidance for adjusted net income per diluted share, which excludes the lawsuit settlement costs, remains in a range of $0.90 to $1.04 for 2009. The Company’s revenue guidance for 2009 remains in the range of $652 to $680 million.

Healthways today established its guidance for net income per diluted share for the second quarter of 2009 in a range of $0.22 to $0.25, including $0.27 to $0.29 expected from domestic operations and a net cost impact of $0.04 to $0.05 from international operations. The expected sequential decrease in second-quarter earnings from the first quarter relates primarily to the gain on the sale of D2Hawkeye, Inc. recorded in the first quarter, in addition to the expected lower revenues from the potential impact on our billed lives from rising unemployment and the increased costs associated with the implementation of the Company’s contract with Hospitals Contribution Fund (HCF) in Australia, which will go live in the second quarter of 2009.

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HWAY Reports First-Quarter Results

April 20, 2009

COMPARISON OF COMPONENTS OF NET INCOME PER DILUTED SHARE

See pages 8 and 9 for a reconciliation of GAAP and non-GAAP results

	Twelve Months		Three Months
	Ending	Ended	Ending
	Dec. 31, 2009	Dec. 31, 2008	June 30, 2009
	(Guidance)	(Actual)	(Guidance)
Domestic, excluding lawsuit settlement costs	$1.00 – 1.12	$1.20	$0.27 – 0.29
International	(0.10) – (0.08)	(0.10)	(0.05)– (0.04)
Adjusted net income per diluted share	0.90 – 1.04	1.10	0.22 – 0.25
Lawsuit settlement costs	(0.73)	--	--
Net income per diluted share	$0.17 – 0.31	$1.10	$0.22 – 0.25

Summary

Mr. Leedle concluded, “We are encouraged by our first-quarter operating and financial results and by the opportunities we see in both the domestic and international markets. Healthways is well positioned financially and organizationally to maximize these opportunities, in part due to our initiatives in 2008 to streamline our management structure, optimize capacity and align our management and sales cycles more closely with those of our customers.

“In 2009 and beyond, we expect to continue expanding our market leadership in providing solutions at scale that are proven to lower healthcare costs, not just by providing the best evidence-based care to those already affected by disease, but also by helping keep healthy people healthy and mitigating or slowing the progression to disease for those with modifiable family or lifestyle risk factors. We remain confident of our ability to meet increasing demand for these solutions and, in so doing, of our continuing prospects for creating significant long-term growth in shareholder value.”

Conference Call

Healthways will hold a conference call to discuss this release today at 5:00 p.m. Eastern Time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.healthways.com and clicking Investor Relations, or by going to www.earnings.com, at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 719-457-0820, code 4376582, and the replay will also be available on the Company’s web site for the next 12 months.

Safe Harbor Provisions

This press release contains forward-looking statements, including our guidance and financial expectations for future periods, that are based upon current expectations and involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company, including, without limitation, all statements regarding the Company’s future earnings and results of operations. In order for the Company to utilize the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, investors are hereby cautioned that the following important factors,

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HWAY Reports First-Quarter Results

April 20, 2009

among others, may affect these forward-looking statements. Consequently, actual operations and results may differ materially from those expressed in these forward-looking statements. The important factors include but are not limited to: the Company’s ability to sign and implement new contracts for Health and Care Support solutions; the Company’s ability to accurately forecast performance and the timing of revenue recognition under the terms of its contracts with customers ahead of data collection and reconciliation in order to provide forward-looking guidance; the impact of any new or proposed legislation, regulations and interpretations relating to the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, including the potential expansion to Phase II for Medicare Health Support programs and any legislative or regulatory changes with respect to Medicare Advantage; the Company’s ability to reach mutual agreement with the Centers for Medicare and Medicaid Services (CMS) with respect to the Company’s results under Phase I of Medicare Health Support; the Company’s ability to anticipate the rate of market acceptance of Health and Care Support solutions in potential international markets; the ability of the Company to accurately forecast the costs necessary to implement the Company’s strategy of establishing a presence in international markets; the risks associated with foreign currency exchange rate fluctuations and the Company’s ability to hedge against such fluctuations; the Company’s ability to retain existing health plan customers if they decide to take programs in-house or are acquired by other health plans which already have or are not interested in Health and Care Support programs; the risks associated with a significant concentration of the Company’s revenues with a limited number of customers; the Company’s ability to effect cost savings and clinical outcomes improvements under Health and Care Support contracts and reach mutual agreement with customers with respect to cost savings, or to effect such savings and improvements within the time frames contemplated by the Company; the ability of the Company to achieve estimated annualized revenue in backlog in the manner and within the timeframe the Company expects, which is based on certain estimates regarding the implementation of the Company’s services; the ability of the Company and/or its customers to enroll participants in the Company’s Health and Care Support programs in a manner and within the timeframe anticipated by the Company; the ability of the Company’s customers to provide timely and accurate data that is essential to the operation and measurement of the Company’s performance under the terms of its contracts; the Company’s ability to favorably resolve contract billing and interpretation issues with its customers; the Company’s ability to service its debt and make principal and interest payments as those payments become due; the risks associated with changes in macroeconomic conditions, which may reduce the demand and/or the timing of purchases for the Company’s services from customers or potential customers, reduce the number of covered lives of the Company’s existing customers, restrict the Company’s ability to obtain additional financing, or impact the availability of credit under the Company’s credit agreement; counterparty risk associated with our interest rate swap agreements; the Company’s ability to integrate acquired businesses or technologies into the Company’s business; the impact of any impairment of the Company’s goodwill or other intangible assets; the Company’s ability to develop new products and deliver outcomes on those products; the Company’s ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company’s results of operations; the Company’s ability to obtain adequate financing to provide the capital that may be necessary to support the Company’s operations and to support or guarantee the Company’s performance under new contracts; unusual and unforeseen patterns of healthcare utilization by individuals with diabetes, cardiac, respiratory and/or other diseases or conditions for which the Company provides services; the ability of the Company’s customers to maintain the number of covered lives enrolled in the plans during the terms of the agreements; the impact of litigation involving the Company and/or its subsidiaries; the impact of future state, federal, and international health care and other applicable legislation and regulations on

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April 20, 2009

the Company’s ability to deliver its services and on the financial health of the Company’s customers and their willingness to purchase the Company’s services; and other risks detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2008 and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements.

About Healthways

Healthways is the leading provider of specialized, comprehensive solutions to help millions of people maintain or improve their health and well-being and, as a result, reduce overall costs. Healthways' solutions are designed to help healthy individuals stay healthy, mitigate and slow the progression of disease associated with family or lifestyle risk factors and promote the best possible health for those already affected by disease. Our proven, evidence-based programs provide highly specific and personalized interventions for each individual in a population, irrespective of age or health status, and are delivered to consumers by phone, mail, internet and face-to-face interactions, both domestically and internationally. Healthways also provides a national, fully accredited complementary and alternative Health Provider Network, offering convenient access to individuals who seek health services outside of, and in conjunction with, the traditional healthcare system. For more information, please visit www.healthways.com.

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HWAY Reports First-Quarter Results

April 20, 2009

HEALTHWAYS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended
	March 31,
	2009	2008

Revenues	$182,736	$180,940
Cost of services (exclusive of depreciation and amortization of $8,786 and $8,429, respectively, included below)	132,838	128,187
Selling, general and administrative expenses	18,785	18,691
Depreciation and amortization	12,250	11,809

Operating income	18,863	22,253
Gain on sale of investment	(2,581)	—
Interest expense	4,060	4,887
Legal settlement and related costs	39,956	—

Income (loss) before income taxes	(22,572)	17,366
Income tax expense (benefit)	(7,759)	7,163

Net income (loss)	$(14,813)	$10,203

Earnings (loss) per share:
Basic	$(0.44)	$0.28

Diluted	$(0.43)	$0.27

Weighted average common shares
and equivalents:
Basic	33,669	36,035
Diluted	34,067	37,730

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April 20, 2009

Healthways, Inc.

Statistical Information

(In thousands)

(Unaudited)

	March 31,	March 31,
	2009	2008
Operating Statistics
Domestic commercial available lives	195,000	187,500
Domestic commercial billed lives	35,800	26,900

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April 20, 2009

Healthways, Inc.

Reconciliation of Non-GAAP Measures to GAAP Measures

(Unaudited)

Reconciliation of Domestic Diluted Earnings Per Share (EPS) Excluding Lawsuit Settlement Costs and Reconciliation of Adjusted EPS to Diluted EPS (Loss), GAAP Basis

Three Months Ended
March 31, 2009
Domestic EPS excluding lawsuit settlement costs (1)	$0.33
International EPS (loss)	(0.03)
Adjusted EPS (2)	$0.30
EPS (loss) attributable to lawsuit settlement costs (3)	(0.73)
EPS (loss), GAAP basis	$(0.43)

(1) Domestic EPS excluding lawsuit settlement costs is a non-GAAP financial measure. The Company excludes EPS (loss) attributable to lawsuit settlement costs from this measure because of its comparability to the Company's historical operating results and EPS guidance. The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management. You should not consider Domestic EPS excluding lawsuit settlement costs in isolation or as a substitute for Domestic EPS determined in accordance with accounting principles generally accepted in the United States.

(2) Adjusted EPS is a non-GAAP financial measure. The Company excludes EPS (loss) attributable to lawsuit settlement costs from this measure because of its comparability to the Company's historical operating results and EPS guidance. The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management. You should not consider Adjusted EPS in isolation or as a substitute for EPS determined in accordance with accounting principles generally accepted in the United States.

(3) EPS (loss) attributable to lawsuit settlement costs consists of pre-tax charges of $40 million related to the Company’s settlement of a qui tam lawsuit.

Reconciliation of Domestic EPS Guidance Excluding Lawsuit Settlement Costs and Reconciliation of Adjusted EPS Guidance to Diluted EPS (Loss) Guidance, GAAP Basis

	Three Months Ended	Twelve Months Ending
	March 31, 2009	December 31, 2009
Domestic EPS guidance excluding lawsuit settlement costs (4)	$0.27 – 0.30	$1.00 – 1.12
International EPS (loss) guidance	(0.03) – (0.02)	(0.10) – (0.08)
Adjusted EPS guidance (5)	$0.24 – 0.28	$0.90 – 1.04
EPS (loss) attributable to lawsuit settlement costs (6)	(0.73)	(0.73)
EPS (loss) guidance, GAAP basis	$(0.49) – (0.45)	$0.17 – 0.31

(4) Domestic EPS guidance excluding lawsuit settlement costs is a non-GAAP financial measure. The Company excludes EPS (loss) attributable to lawsuit settlement costs from this measure because of its comparability to the Company's historical operating results. The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management. You should not consider Domestic EPS guidance excluding lawsuit settlement costs in isolation or as a substitute for Domestic EPS guidance determined in accordance with accounting principles generally accepted in the United States.

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(5) Adjusted EPS guidance is a non-GAAP financial measure. The Company excludes EPS (loss) attributable to lawsuit settlement costs from this measure because of its comparability to the Company's historical operating results. The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management. You should not consider Adjusted EPS guidance in isolation or as a substitute for EPS guidance determined in accordance with accounting principles generally accepted in the United States.

(6) EPS (loss) attributable to lawsuit settlement costs consists of pre-tax charges of $40 million related to the Company’s settlement of a qui tam lawsuit.

Reconciliation of Adjusted Net Income to Net Loss, GAAP Basis

(In millions)

Three Months Ended
March 31, 2009
Adjusted net income (7)	$10.2
Net loss attributable to lawsuit settlement costs (8)	(25.0)
Net loss, GAAP basis	$(14.8)

(7) Adjusted net income is a non-GAAP financial measure. The Company excludes net loss attributable to lawsuit settlement costs from this measure because of its comparability to the Company's historical operating results and EPS guidance. The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management. You should not consider adjusted net income in isolation or as a substitute for net income determined in accordance with accounting principles generally accepted in the United States.

(8) Net loss attributable to lawsuit settlement costs consists of after-tax charges of $25 million related to the Company’s settlement of a qui tam lawsuit.

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HEALTHWAYS, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share data)

	March 31,	December 31,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$40,739	$5,157
Accounts receivable, net	123,703	115,108
Prepaid expenses	11,762	13,479
Other current assets	7,093	3,810
Income taxes receivable	8,000	—
Deferred tax asset	27,748	30,488

Total current assets	219,045	168,042

Property and equipment
Leasehold improvements	37,367	34,635
Computer equipment and related software	142,441	138,369
Furniture and office equipment	29,392	29,610
Capital projects in process	21,862	17,462
	231,062	220,076
Less accumulated depreciation	(117,639)	(108,635)
Net property and equipment	113,423	111,441

Other assets	8,083	18,089
Customer contracts, net	31,360	32,715
Other intangible assets, net	67,326	68,207
Goodwill, net	484,584	484,596

Total assets	$923,821	$883,090

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$18,322	$21,633
Accrued salaries and benefits	45,472	33,161
Accrued liabilities	74,851	26,294
Deferred revenue	8,425	6,904
Contract billings in excess of earned revenue	73,298	71,406
Income taxes payable	—	8,034
Current portion of long-term debt	3,825	2,035
Current portion of long-term liabilities	5,066	4,609

Total current liabilities	229,259	174,076

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April 20, 2009

Long-term debt	310,867	304,372
Long-term deferred tax liability	7,260	8,073
Other long-term liabilities	33,631	39,533

Stockholders' equity
Preferred stock
$.001 par value, 5,000,000 shares authorized,
none outstanding	—	—
Common stock
$.001 par value,120,000,000 shares authorized,
33,682,571 and 33,648,976 shares outstanding	34	34
Additional paid-in capital	215,481	213,461
Retained earnings	133,693	148,506
Accumulated other comprehensive loss	(6,404)	(4,965)

Total stockholders' equity	342,804	357,036

Total liabilities and stockholders' equity	$923,821	$883,090

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HWAY Reports First-Quarter Results

April 20, 2009

HEALTHWAYS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2009	2008
Cash flows from operating activities:
Net income (loss)	$(14,813)	$10,203
Adjustments to reconcile net income to net cash provided by
operating activities, net of business acquisitions:
Depreciation and amortization	12,250	11,809
Amortization of deferred loan costs	348	291
Share-based employee compensation expense	2,847	4,484
Excess tax benefits from share-based payment arrangements	(32)	(3,057)
Increase in accounts receivable, net	(8,593)	(20,110)
Increase in other current assets	(8,150)	(902)
Increase (decrease) in accounts payable	3,238	(2,568)
Increase in accrued salaries and benefits	12,309	8,789
Increase in other current liabilities	39,717	6,734
Deferred income taxes	2,303	(27)
Other	1,907	8,849
Increase in other assets	(3,449)	(1,856)
Payments on other long-term liabilities	(1,392)	(1,789)
Net cash flows provided by operating activities	38,490	20,850

Cash flows from investing activities:
Change in restricted cash	(538)	—
Sale of investment	11,626	—
Acquisition of property and equipment	(11,504)	(29,007)
Acquisitions, net of cash acquired	—	(279)
Other	(940)	(1,250)
Net cash flows used in investing activities	(1,356)	(30,536)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	91,200	62,287
Payments of long-term debt	(84,940)	(551)
Deferred loan costs	(769)	—
Excess tax benefits from share-based payment arrangements	32	3,057
Exercise of stock options	65	2,734
Repurchases of stock options	(736)	—
Repurchases of common stock	—	(22,208)
Change in outstanding checks and other	(6,149)	—
Net cash flows (used in) provided by financing activities	(1,297)	45,319

Effect of exchange rate changes on cash	(255)	283

Net increase in cash and cash equivalents	35,582	35,916

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April 20, 2009

Cash and cash equivalents, beginning of period	5,157	40,515

Cash and cash equivalents, end of period	$40,739	$76,431

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